UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2024

Blue Ocean Acquisition Corp

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41112	98-1593951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Wisconsin Circle, 7th Floor
Chevy Chase, MD	20815
(Address of principal executive offices)	(Zip Code)

(240) 235-5049

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BOCNU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BOCN	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BOCNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Preliminary Redemption Results

Blue Ocean Acquisition Corp (the “Company”) encourages shareholders to vote in favor of the following proposals: (i) the proposal to amend the Company’s amended articles of association (the “Extension Amendment Proposal”) to extend the date by which the Company must complete a business combination from June 7, 2024 to December 7, 2024 by electing to extend the date to consummate an initial business combination on a monthly basis for up to six times by an additional one month each time, unless the closing of the Company’s initial business combination has occurred (the “Extension”), (ii) the proposal to ratify, by way of ordinary resolutions, the selection by the audit committee of the Board of Marcum LLP (the “Auditor Ratification Proposal”) and (iii) the proposal to approve, by way of ordinary resolution, the adjournment of the Extraordinary General Meeting (as defined below) to a later date or dates, if necessary (the “Adjournment Proposal”).

As disclosed in the Company’s definitive proxy statement filed with the SEC on May 14, 2024, an extraordinary general meeting (“Extraordinary General Meeting”) of the Company’s shareholders to approve the Extension Amendment Proposal, the Auditor Ratification Proposal and the Adjournment Proposal is scheduled to be held on May 29, 2024 at 11:00 a.m., Eastern Time.

As of 5:00 p.m., Eastern Time, on May 24, 2024, the redemption deadline, holders of 4,415,265 Class A ordinary shares have elected to have their shares redeemed in connection with the Extension, which would result in 1,741,950 Class A ordinary shares remaining outstanding after giving effect to such redemptions.

Shareholders may withdraw any election to have their Class A ordinary shares redeemed in connection with the Extension prior to the vote at the Extraordinary General Meeting. Shareholders who wish to withdraw redemptions should contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, by email at spacredemptions@continentalstock.com

Forward Looking Statements

This document includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Extension Amendment Proposal, the Auditor Ratification Proposal or the Adjournment Proposal, our ability to complete an initial business combination, and other risks and uncertainties indicated from time to time in filings with the SEC, including “Risk Factors” in the Proxy Statement (as defined below) and in other reports we file with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

THE COMPANY URGES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT FILED WITH THE SEC ON MAY 14, 2024 (THE “PROXY STATEMENT”), AS WELL AS OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC, BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE EXTENSION. Shareholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: Blue Ocean Acquisition Corp, 2 Wisconsin Circle, 7th Floor, Chevy Chase, MD 20815, Attn: Secretary.

Participants in Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company shareholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the Proxy Statement which may be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Ocean Acquisition Corp

Date: May 28, 2024	By:	/s/ Richard Leggett
	Name:	Richard Leggett
	Title:	Chief Executive Officer

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